EXHIBIT 10.6

EDIBLE GARDEN AG INCORPORATED

2025 OFFICER AND DIRECTOR EQUITY INCENTIVE PLAN

EMPLOYEE NONQUALIFIED STOCK OPTION AGREEMENT

This Employee Nonqualified Stock Option Agreement (this “Award Agreement”) is made effective as of the Date of Grant specified below, by and between Edible Garden AG Incorporated, a Delaware corporation (the “Company”), and the Participant specified below.

Participant:

Date of Grant:

Vesting Commencement Date:

Number of Option Shares:

Exercise Price Per Share:

Option Expiration Date:	The tenth anniversary of the Date of Grant

Tax Status of Option:	Nonqualified Stock Option

Vested Shares:	The Number of Option Shares that become Vested Shares as of any date is determined pursuant to Appendix A attached to this Award Agreement

The purpose of this Award Agreement is to establish a written agreement evidencing the Option granted pursuant to the Edible Garden AG Incorporated 2025 Officer and Director Equity Incentive Plan (the “Plan”). All of the terms and conditions of the Plan are fully incorporated herein by reference. Unless the context clearly indicates otherwise, capitalized terms used but not defined herein will have the meaning given to such terms in the Plan.

Section 1. Grant of Option.

(a) Grant. Pursuant to Section 7 of the Plan, the Company hereby grants to the Participant on the Date of Grant set forth above an Option to purchase the total number of shares of Common Stock of the Company equal to the Number of Option Shares set forth above (the “Option”), at the Exercise Price Per Share set forth above and on the terms and conditions and subject to the restrictions set forth in this Award Agreement and the Plan.

(b) Consideration. The grant of the Option is made in consideration of the services to be rendered by the Participant to the Company.

Section 2. Exercise of the Option.

(a) Right to Exercise. Except as otherwise provided herein, prior to the termination of the Option (as provided in Section 4), the Option shall be exercisable for a number of shares of Common Stock not to exceed the number of Vested Shares less the number of shares for which the Option was previously exercised. In no event shall the Option be exercisable for more shares than the Number of Option Shares, as adjusted pursuant to Section 11.1 of the Plan.

(b) Method of Exercise. The Option, to the extent vested and exercisable, may be exercised in whole or in part, provided that the Option may not be exercised for less than one share of Common Stock in any single transaction. The Option shall be exercised by written notice given by the Participant to the Company on the form provided by the Company for such purpose specifying the number of shares of Common Stock that the Participant elects to purchase and the exercise price being paid, accompanied by full payment of such exercise price.

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(c) Payment of Exercise Price. Payment of the exercise price for the number of shares of Common Stock for which the Option is being exercised may be made by any of the following means, or by a combination of such means:

(i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds);

(ii) by authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise of the Option having a fair market value equal to the applicable portion of the exercise price being so paid; or

(iii) by delivering to the Company previously owned and unencumbered shares of Common Stock (either actually or by attestation, valued at their then fair market value) equal to the applicable portion of the exercise price being so paid.

(d) Issuance of Shares of Common Stock. Upon determining that compliance with the Plan and this Award Agreement has occurred, including compliance with Section 3, the Company shall issue the shares of Common Stock purchased to the Participant; if the Participant has elected to pay the exercise price (or tax withholding required pursuant to Section 3) using shares of Common Stock to be received from his or her exercise of the Option, the number of shares issued will be the shares of Common Stock purchased, less the number of shares of Common Stock used in payment of the exercise price (and minimum tax withholding, if applicable). Under no circumstances will fractional shares of Common Stock be issued; if the Participant elects to pay the exercise price using shares of Common Stock already owned by him or her, or shares of Common Stock to be received from his or her exercise of the Option and such payment involves a fraction of a share, the remaining fraction of such share shall be redeemed by the Company and the Company shall pay the Participant the Fair Market Value of such fractional share of Common Stock in lieu of issuing such fractional share. The issuance of the shares of Common Stock upon exercise of the Option shall be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book-entry, direct registration, or issuance of one or more stock certificates.

Section 3. Tax Withholding.

(a) Withholding. Prior to the issuance of shares of Common Stock upon the exercise of the Option, the Participant shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Participant pursuant to the Plan, the amount of any required tax withholding in respect of the exercise of the Option and to take all such other actions as the Committee deems necessary to satisfy all obligations for the payment of such tax withholding. The Participant may satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(i) tendering a cash payment;

(ii) if permitted by the Committee, by authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Participant as a result of the exercise of the Option; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law; or

(iii) if permitted by the Committee, by delivering to the Company previously owned and unencumbered shares of Common Stock.

(b) Tax-Related Items. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (the “Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company: (i) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or exercise of the Option or the subsequent sale of any shares of Common Stock; and (ii) does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.

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Section 4. Termination of the Option. The Option shall terminate and may no longer be exercised after the first to occur of: (a) the close of business on the Option Expiration Date; (b) the close of business on the last date for exercising the Option following termination of the Participant’s employment or service as described in Section 5; or (c) a Change in Control, to the extent provided in Section 6.

Section 5. Effect of Termination of Employment or Service.

(a) Exercisability. Except as otherwise provided by an employment agreement between the Participant and the Company, the Option shall terminate immediately upon the Participant’s termination of employment or service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of employment or service to the extent it is then vested only during the applicable time period as determined below and thereafter shall terminate.

(i) Disability. If the Participant’s employment or service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for Vested Shares on the date on which the Participant’s employment or service is terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of one year after the date on which the Participant’s employment or service is terminated, but in any event no later than the Option Expiration Date.

(ii) Death. If the Participant’s employment or service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for Vested Shares on the date on which the Participant’s employment or service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of one year after the date on which the Participant’s employment or service terminated, but in any event no later than the Option Expiration Date.

(iii) Termination for Cause. If the Participant’s employment or service is terminated for Cause or if, following the Participant’s termination of employment or service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option, whether or not vested, shall terminate in its entirety and cease to be exercisable immediately upon such termination of employment or service or act. For purposes of this Award Agreement, unless such term or an equivalent term is otherwise defined by a written contract of employment or service between the Participant and the Company or any Affiliate, “Cause” means that the Participant has: (A) committed a material act of dishonesty or fraud relating to the Company or any of the Company’s subsidiaries or Affiliates; (B) misappropriated, embezzled, or stolen funds or property of the Company or the Company’s subsidiaries or Affiliates, or of customers of the Company or the Company’s subsidiaries or Affiliates; (C) committed, been indicted, convicted or pled guilty or nolo contendere to any felony under federal, state or foreign law; (D) materially failed to perform his or her employment duties or to comply with reasonable directions of the Board for a period of 30 days following receipt of notice of such failure to perform or comply; (E) been guilty of or engaged in willful misconduct or gross negligence in the performance of the Participant’s duties; or (F) materially breached any representations, warranties, covenants or conditions in any employment, non-competition, confidentiality or other agreement to which the Company or any of the Company’s subsidiaries or Affiliates and the Participant is a party.

(iv) Other Termination of Employment or Service. If the Participant voluntarily terminates employment or service for any reason or the Participant’s employment or service terminates for any reason except Disability, death or termination for Cause, except as otherwise provided by an employment agreement between the Participant and the Company, the Option, to the extent unexercised and exercisable for Vested Shares by the Participant on the date on which the Participant’s employment or service terminated, may be exercised by the Participant at any time prior to the expiration of three months after the date on which the Participant’s employment or service terminated, but in any event no later than the Option Expiration Date.

Section 6. Effect of Change in Control. In the event of a Change in Control, Sections 11.2 and 11.3 of the Plan will govern the treatment of the Option

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Section 7. Miscellaneous.

(a) Legends. If the issuance of the shares of Common Stock upon exercise of the Option is by the issuance of one or more stock certificates, a legend may be placed on any certificate(s) delivered to the Participant indicating the restrictions on transferability of the shares of Common Stock issued upon exercise of the Option pursuant to this Award Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission or any stock exchange on which the shares of Common Stock are then listed or quoted.

(b) Transferability. The Option and the rights and privileges conferred thereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or applicable laws of descent and distribution. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or any right or privilege conferred thereby, contrary to the provisions of the Plan or this Award Agreement, or upon the sale or levy or attachment or similar process upon the rights and privileges conferred thereby, the Option shall immediately terminate and become null and void.

(c) Rights as Stockholder. The Participant shall have no rights as a stockholder with respect to the shares of Common Stock purchased pursuant to the exercise of the Option until the date a book-entry registration is made or the date of the issuance of a stock certificate representing such shares of Common Stock.

(d) No Right to Continued Employment or Service. The Participant’s right, if any, to continue to serve the Company or any Affiliate as an employee or otherwise will not be enlarged or otherwise affected by the Plan or this Award Agreement. This Award Agreement does not restrict the right of the Company or any Affiliate to terminate the Participant’s employment or service at any time, with or without cause.

(e) Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the shares of Common Stock underlying the Option shall be adjusted in any manner as contemplated by Section 11.1 of the Plan.

(f) Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s rights under this Award Agreement without the Participant’s consent.

(g) Cancellation of Option. Notwithstanding Section 7(f), if the Participant in any way violates the terms of any confidentiality, non-competition, or non-solicitation agreement, or other similar agreements entered into between the Company and the Participant, then, to the extent not prohibited by applicable law, the Committee in its sole discretion may cancel the Option, whether vested or unvested.

(h) Notices. All notices and other communications required or permitted under this Award Agreement shall be written and shall be either delivered personally, sent by a nationally recognized overnight courier service, or by email or facsimile, addressed as follows: (i) if to the Company, to the Company’s principal corporate office; and (ii) if to the Participant or his or her successor, to the address last furnished by such person to the Company. Each such notice and other communication delivered personally shall be deemed to have been given when delivered. Each such notice and other communication delivered by mail shall be deemed to have been given when it is deposited with the nationally recognized overnight courier service, and each such notice and other communication delivered by email or facsimile shall be deemed to have been given when it is so transmitted. A party may change its address for the purpose hereof by giving notice in accordance with the provisions of this Section 7(h).

(i) Successors and Assigns. The Company may assign any of its rights under this Award Agreement. This Award Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Award Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.

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(j) Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Award Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with or service to the Company.

(k) No Impact on Other Benefits. The value of the Participant’s Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

(l) Interpretation. This Award Agreement is subject to and controlled by the Plan. Any inconsistency between this Award Agreement and the Plan shall be resolved in favor of the Plan. Any dispute regarding the interpretation of this Award Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company. This Award Agreement is the final, complete and exclusive expression of the understanding between the parties and supersedes any prior or contemporaneous agreement or representation, oral or written, between them. In the event that any provision of this Award Agreement shall be held to be illegal or unenforceable, such provision shall be severed from this Award Agreement and the entire Award Agreement shall not fail on account thereof, but shall otherwise remain in full force and effect. As used herein, the masculine pronoun shall include the feminine and the neuter, as appropriate to the context. Unless the context otherwise requires, references herein to a “Section” means a Section of this Award Agreement. Section headings contained herein are for convenience only and shall not alter any of the parties’ respective rights or obligations hereunder.

(m) Governing Law. This Award Agreement, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

(n) Counterpart Execution. This Award Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall be deemed one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(o) Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Award Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Award Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such exercise or disposition.

(p) Section 409A. The Options granted hereunder are intended to be exempt from the requirements of Section 409A of the Code under the stock rights exception in Section 1.409A-1(b)(5) of the Treasury Regulations, and the Plan and this Award Agreement shall be administered and interpreted in a manner that is consistent with such intention.

(signature page immediately follows)

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IN WITNESS WHEREOF, this Award Agreement has been executed effective as of the Date of Grant set forth above.

EDIBLE GARDEN AG INCORPORATED

By:
Name:
Title:

PARTICIPANT

Name (print):

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Appendix A

Vesting Schedule

Provided that the Participant provides continuous services to the Company or any Affiliate through each such date, except as otherwise provided in Section 5, and subject to earlier termination as provided by this Award Agreement, the Number of Option Shares that become Vested Shares (disregarding any resulting fractional share) as of any date is determined as follows, with any fractional shares vesting with the final installment:

Vesting Date	Percentage of the Number of Option Shares that become Vested Shares
One-Year Anniversary of the Vesting Commencement Date
Two-Year Anniversary of the Vesting Commencement Date
Three-Year Anniversary of the Vesting Commencement Date
Four-Year Anniversary of the Vesting Commencement Date

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